Exhibit 10(1)
[Performance Vesting]
LAYNE CHRISTENSEN COMPANY
2006 EQUITY INCENTIVE PLAN
Restricted Stock Agreement

Date of Grant:

Number of Restricted Shares Granted:

          This Agreement dated                                                             , is made by and between Layne Christensen Company, a Delaware corporation (the “Company”), and                      (“Participant”).
RECITALS:
          A. Effective June 8, 2006, the Company’s stockholders approved the Layne Christensen Company 2006 Equity Incentive Plan (the “Plan”) pursuant to which the Company may, from time to time, grant Shares of Restricted Stock to eligible Service Providers of the Company.
          B. Participant is a Service Provider of the Company or one of its Affiliates and the Company desires to encourage him/her to own Shares and to give him/her added incentive to advance the interests of the Company, and desires to grant Participant shares of Restricted Stock of the Company under the terms and conditions established by the Committee.
AGREEMENT:
          In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:
          1. Incorporation of Plan. All provisions of this Award Agreement and the rights of Participant hereunder are subject in all respects to the provisions of the Plan and the powers of the Committee therein provided. Capitalized terms used in this Agreement but not defined shall have the meaning set forth in the Plan.
          2. Grant of Restricted Stock. Subject to the conditions and restrictions set forth in this Agreement and in the Plan, the Company hereby grants to Participant that number of Shares of Restricted Stock identified above opposite the heading “Number of Restricted Shares Granted” (the “Restricted Shares”).
          3. Restrictions on Transfer/Vesting Date. Subject to any exceptions set forth in this Agreement or in the Plan, the Restricted Shares or the rights relating thereto may not be sold, transferred, gifted, bequeathed, pledged, assigned, or otherwise alienated or hypothecated, voluntarily or involuntarily, prior to the vesting date for such Restricted Shares (the “Vesting Date”), as identified below. On the Vesting Date, such restriction on transfer shall lapse and the Restricted Shares, if not previously forfeited pursuant to Section 4 below, will become freely transferable under this Agreement and the Plan, subject only to such further limitations on transfer, if any, as may exist under applicable law or any other agreement binding upon Participant. Subject to any exceptions listed in this Agreement or in the Plan, the Restricted Shares shall become vested in accordance with the schedule set forth below:

Anniversary of Date of Grant	Number/Percentage of Shares Vested

[ ]	[ ]
     Notwithstanding anything else in this Agreement to the contrary, if before the Vesting Date the Participant’s position as a Service Provider with the Company or any of its Affiliates terminates on account of the Participant’s “Retirement,” then none of the Restricted Shares shall be forfeited upon such Retirement and, provided that the applicable performance-contingent criteria is satisfied, on the Vesting Date the Participant shall become vested in that number of Restricted Shares equal to the Vesting Fraction (as defined below) multiplied by the Restricted Shares (rounded up to the nearest whole share) and the remaining Restricted Shares will be forfeited. The “Vesting Fraction” shall be a fraction, the numerator of which shall be the number of days from the Date of Grant to the date of the Participant’s Retirement and the denominator of which shall be                     . For purposes of this Agreement, “Retirement”

means the Participant’s termination from all employment after attaining the age of 60 and after having been employed by the Company or one of its Affiliates for five years or more.
     The Committee may, in its sole discretion, accelerate the Vesting Date for any or all of the Restricted Shares, if in its judgment the performance of Participant has warranted such acceleration and/or such acceleration is in the best interests of the Company.
          4. Forfeiture Prior to Vesting. Unless otherwise provided herein, if Participant’s position as a Service Provider with the Company or any of its Affiliates is terminated prior to the Vesting Date for one or more of the Restricted Shares, Participant will thereupon immediately forfeit any and all unvested Restricted Shares, and the full ownership of such Restricted Shares and rights will revert to the Company. Upon such forfeiture, Participant shall have no further rights under this Agreement. For purposes of this Agreement, transfer of employment between the Company and any of its Affiliates (or between Affiliates) does not constitute a termination of Participant’s position as a Service Provider. If Participant’s position as a Service Provider with the Company or any of its Affiliates is terminated by the Company or any of its Affiliates prior to the Vesting Date and due to Participant’s death or Disability, all restrictions on the Restricted Shares will lapse and cease to be effective, as of the date of Participant’s termination as a Service Provider.
          5. Certificates. The Restricted Shares shall be issued in the name of Participant or a nominee of Participant as of the Date of Grant. One or more certificates representing the Restricted Shares shall bear a legend similar to the following:
THE SHARES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED SECURITIES AND SUBJECT TO CERTAIN CONDITIONS UNDER THE LAYNE CHRISTENSEN COMPANY 2006 EQUITY INCENTIVE PLAN AND THE APPLICABLE RESTRICTED STOCK AGREEMENT PURSUANT TO WHICH THE SHARES WERE ISSUED. THESE SHARES ARE SUBJECT TO A RISK OF FORFEITURE AND CANNOT BE SOLD, DONATED, TRANSFERRED OR IN ANY OTHER MANNER ENCUMBERED EXCEPT IN ACCORDANCE WITH THE TERMS OF SUCH PLAN AND AGREEMENT, COPIES OF WHICH ARE AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF LAYNE CHRISTENSEN COMPANY.
          6. Dividends and Voting. Participant is entitled to (i) receive all dividends, payable in stock, in cash or in kind, or other distributions, declared on or with respect to any Restricted Shares as of a record date that occurs on or after the Date of Grant hereunder and before any transfer or forfeiture of the Restricted Shares by Participant, provided that any such dividends paid in cash are to be held in escrow by the Company and, such cash dividends and distributions are to be subject to the same rights, restrictions on transfer and conditions regarding vesting and forfeiture as the Restricted Shares with respect to which such dividends or distributions are paid at the time of payment, and (ii) exercise all voting rights with respect to the Restricted Shares, if the record date for the exercise of such voting rights occurs on or after the Date of Grant hereunder and prior to any transfer or forfeiture of such Restricted Shares. In the event of forfeiture by Participant of any or all of the Restricted Shares or any of the equity securities distributed to Participant with respect thereto, Participant forfeit all cash dividends held in escrow and relating to the underlying forfeited Restricted Shares and must returned to the Company any distributions previously paid to Participant with respect to such Restricted Shares.
          7. Withholding with Stock. Unless specifically denied by the Committee, Participant may elect to pay all minimum required amounts of tax withholding, or any part thereof, by electing to transfer to the Company Shares having a value equal to the minimum amount required to be withheld under federal, state or local law or such lesser amount as may be elected by the Participant. The value of Shares to be transferred to the Company shall be based on the Fair Market Value of the Stock on the date that the amount of tax to be withheld is to be determined (the “Tax Date”), as determined by the Committee. Any such elections by the Participant to have Shares withheld for this purpose will be subject to the following restrictions:
     (a) All elections must be made prior to the Tax Date;
     (b) All elections shall be irrevocable; and
     (c) If Participant is an officer or director of the Company within the meaning of Section 16 of the 1934 Act (“Section 16”), the Participant must satisfy the requirements of such Section 16 and any applicable rules thereunder with respect to the use of Stock to satisfy such tax withholding obligation.

          8. Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
          9. Notice of I.R.C. Section 83(b) Election. If Participant makes an election under Section 83(b) of the Code, Participant shall promptly notify the Company of such election.
          10. Amendment. This Agreement may be amended only by a writing executed by the parties hereto which specifically states that it is amending this Agreement.
          11. Governing Law. The laws of the State of Delaware will govern the interpretation, validity and performance of this Agreement regardless of the law that might be applied under principles of conflicts of laws.
          12. Binding Effect. Except as expressly stated herein to the contrary, this Agreement will be binding upon and inure to the benefit of the respective heirs, legal representatives, successors and assigns of the parties hereto.
          This Agreement has been executed and delivered by the parties hereto.

The Company:	Participant:
Layne Christensen Company
By:
Name: Title:
Address of the Option Holder:

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